July 1, 2021

Greenlight Capital Re, Ltd.
65 Market Street, Suite 1207, Jasmine Court
P.O. Box 31110
Camana Bay
Grand Cayman, KY1-1205
Cayman Islands

Re:    Greenlight Capital Re, Ltd.
    Registration Statement on Form S-3, filed July 1, 2021

Ladies and Gentlemen:
We have acted as special counsel to Greenlight Capital Re, Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”), in connection with the registration statement on Form S-3, as may be amended from time to time (the “Registration Statement”), filed on July 1, 2021, by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of an indeterminate aggregate amount of the Company’s securities (the “Securities”) consisting of (a) Class A ordinary shares, par value $0.10 per share (“Ordinary Shares”); (b) preferred shares, par value $0.10 per share (“Preferred Shares,” and together with the Ordinary Shares, the “Equity Securities”); (c) depositary shares representing fractional interests in deposits of Equity Securities (“Depositary Shares”); (d) senior unsecured and subordinated unsecured debt securities to be issued pursuant to the applicable indenture (each, an “Indenture”) to be entered into by the Company and Computershare Trust Company, N.A., as trustee (the “Trustee”) (the “Debt Securities”); (e) warrants to purchase Equity Securities (“Warrants”), to be issued under a warrant agreement (the “Warrant Agreement”) to be entered into by the Company and a warrant agent named therein (“Warrant Agent”); and (f) purchase contracts obligating the Company to buy or sell Equity Securities or Depositary Shares from or to the holder of such contract (“Purchase Contracts”). The Securities may be issued, sold and delivered from time to time as set forth in the Registration Statement, the Prospectus and one or more Prospectus Supplements
One Bryant Park | New York, New York 10036-6745 | 212.872.1000 | fax: 212.872.1002 | akingump.com

Greenlight Capital Re, Ltd.
July 1, 2021

pursuant to Rule 415 under the Act. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
We have examined originals or certified copies of (i) a form of the senior debt indenture to be entered into between the Company and the Trustee filed as Exhibit 4.3 to the Registration Statement which provides that the form and terms of any series of Debt Securities to be issued under such Indenture will be set forth in a board resolution or established pursuant to a board resolution and set forth in an officers’ certificate or established in a supplemental indenture with respect to such Indenture; (ii) a form of the subordinated debt indenture to be entered into between the Company and Trustee filed as Exhibit 4.4 to the Registration Statement which provides that the form and terms of any series of Debt Securities to be issued under such Indenture will be set forth in a board resolution or established pursuant to a board resolution and set forth in an officers’ certificate or established in a supplemental indenture with respect to such Indenture; (iii) the Statement of Eligibility of the Indenture Trustee on Form T-1 relating to the senior debt indenture and the subordinated debt indenture; and (v) such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies and that the Securities, when issued, if in certificated form, will conform to any specimen thereof, and will be duly authenticated in accordance with the terms of the applicable Indenture or underwriting, purchase, deposit, warrant, purchase contract or similar agreement. We have also assumed the existence and entity power of each party to any Instrument (defined below) referred to herein. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.
In addition, this opinion assumes that:
(a)the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective under the Act and such effectiveness shall not have been terminated or rescinded or been the subject of a stop order;
(b)for each type or series of Securities the Company offers by means of a Prospectus, the Company will have prepared and filed with the Commission under the Act, a Prospectus Supplement which describes that type or series and, if Securities of another type or series are issuable upon the conversion, exchange, redemption, repurchase or exercise of the Securities being offered, which also describes that other type or series;

Greenlight Capital Re, Ltd.
July 1, 2021

(c)the Company will have offered, issued and sold the Securities in the manner contemplated by the Registration Statement and the relevant Prospectus Supplement and otherwise in compliance with all applicable United States federal and state securities laws, and the terms of any such Securities will not violate any applicable law or result in a default or breach of any agreement binding upon the Company, and comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over it;
(d)in the case of Securities of any type which the Company issues and sells, the board of directors of the Company (or any committee of one or more members of that board of directors which that board of directors has duly designated (that board or any such committee being the “Board”)) will have taken all corporate action necessary to authorize the issuance of those Securities and the other Securities, if any, issuable upon the conversion, exchange, redemption, repurchase or exercise of those Securities, reserved for issuance such other Securities, if any, issuable upon the conversion, exchange, redemption, repurchase or exercise of those Securities and approved the terms of the offering and sale of those Securities;
(e)at the time of the issuance of the Securities, the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of formation, will have the necessary corporate power and due authorization and the terms of any such Securities will not violate the organizational documents of the Company, any applicable law or result in a default or breach of any agreement binding upon Company, and comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over the Company and, if such Securities constitute Debt Securities, in conformity with the applicable indenture and the applicable resolutions of the Board, supplemental indenture or officer’s certificate relating to such Debt Securities;
(f)the Company and the initial purchasers of the Securities of any type will have duly authorized, executed and delivered a definitive underwriting, purchase or similar agreement relating to those Securities;
(g)in the case of any Securities issuable upon the conversion, exchange, redemption, repurchase or exercise of other Securities, those Securities will be available for issuance upon that conversion, exchange, redemption, repurchase or exercise;
(h)in the case of Depositary Shares, (i) the Board will have designated and established the terms of such Depositary Shares and any related deposit agreement (the “Deposit Agreement”) and such Depositary Shares will not include any

Greenlight Capital Re, Ltd.
July 1, 2021

provision that is unenforceable; (ii) forms of such Depositary Shares complying with the terms of the Deposit Agreement and evidencing those Depositary Shares will have been duly executed and delivered in accordance with the provisions of the Deposit Agreement; and (iii) any such Deposit Agreement shall have been duly authorized, executed and delivered by the parties thereto, and shall be valid and binding obligation of such parties, enforceable against such parties in accordance with its terms and shall be governed by the laws of the State of New York;
(i)the applicable indenture shall have been duly authorized, executed and delivered by the Company and the Trustee, and that at the time of execution, authentication, issuance and delivery of the applicable Debt Securities, the applicable indenture will be valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms;
(j)in the case of Debt Securities of any series at the time of execution, authentication, issuance and delivery of any Debt Securities of any series, (i) the Board will have designated and established the terms of the series to which those Debt Securities belong and those Debt Securities will not include any provision that is unenforceable; (ii) the applicable indenture and the indenture trustee will have become qualified under the Trust Indenture Act of 1939, as amended, as applicable; and (iii) forms of Debt Securities complying with the terms of the applicable indenture, the applicable resolutions of the Board or supplemental indenture or officer’s certificate relating to such Debt Securities will have been executed, authenticated and delivered by the Company and the Trustee, as applicable;
(k)in the case of the Warrants, (i) the Board will have designated and established the terms of such Warrants and any related Warrant Agreement and such Warrants and related Warrant Agreement will not include any provision that is unenforceable; (ii) forms of such Warrants complying with the terms of the related Warrant Agreement and evidencing those Warrants will have been duly executed and delivered in accordance with the provisions of the related Warrant Agreement; and (iii) any such Warrant Agreement shall have been duly authorized, executed and delivered by the parties thereto, and shall be valid and binding obligation of such parties, enforceable against such parties in accordance with its terms and shall be governed by the laws of the State of New York; and
(l)in the case of Purchase Contracts, (i) the Board will have designated and established the terms of such Purchase Contracts and any related purchase

Greenlight Capital Re, Ltd.
July 1, 2021

contract agreement (the “Purchase Contract Agreement” and, together with each Deposit Agreement, Indenture and Warrant Agreement, each, an “Instrument”) and such Purchase Contracts and Purchase Contract Agreement will not include any provision that is unenforceable; (ii) forms of such Purchase Contracts complying with the terms of the Purchase Contract Agreement and evidencing those Purchase Contracts will have been duly executed and delivered in accordance with the provisions of the Purchase Contract Agreement; and (iii) any such Purchase Contract Agreement shall have been duly authorized, executed and delivered by the parties thereto, and shall be valid and binding obligation of such parties, enforceable against such parties in accordance with its terms and shall be governed by the laws of the State of New York.
Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:
1.With respect to the Depositary Shares, when (a) the Deposit Agreement relating to the Depositary Shares has been duly executed by the Company and a depositary, (b) the Depositary Shares have been duly executed, authenticated, issued and delivered by the Company and the related receipts evidencing such Depositary Shares having been duly executed, countersigned, registered and delivered in accordance with the Deposit Agreement and applicable definitive underwriting, purchase or similar agreement, and (c) payment of the consideration therefor has been provided, such Depositary Shares, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
2.With respect to the Debt Securities, the applicable Indenture will constitute the legal, valid and binding agreement of the Company and when such Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and in accordance with the terms of the applicable indenture, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
3.With respect to the Warrants, when (a) the Warrant Agreement has been duly executed and delivered, (b) the Warrants have been duly executed by the Company and duly authenticated by the Warrant Agent in accordance with the terms of that Warrant Agreement, and (c) the Warrants have been delivered to, paid for and countersigned by the relevant underwriters pursuant to the terms of a warrant underwriting agreement, the Warrants will constitute valid and binding

Greenlight Capital Re, Ltd.
July 1, 2021

obligations of the Company, enforceable against the Company in accordance with their terms.
4.With respect to the Purchase Contracts, when (a) the Purchase Contract Agreement has been duly executed and delivered and (b) the Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement and any applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
The opinions and other matters in this letter are qualified in their entirety and subject to the following:
A.We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.
B.The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.
C.This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.
Very truly yours,

Greenlight Capital Re, Ltd.
July 1, 2021

/s/ AKIN, GUMP, STRAUSS, HAUER & FELD LLP
AKIN, GUMP, STRAUSS, HAUER & FELD LLP